                                                                    Exhibit 10.6

                                ESCROW AGREEMENT

                                      AMONG

                          ALPHA NATURAL RESOURCES, LLC,

                         ALPHA NATURAL RESOURCES, INC.,

                              PREMIUM ENERGY, LLC,

                        CALLAWAY NATURAL RESOURCES, INC.,

                             MATE CREEK ENERGY, LLC,

                          VIRGINIA ENERGY COMPANY, LLC,

         MATE CREEK ENERGY OF W. VA., INC. AND VIRGINIA ENERGY COMPANY,

                      THE UNITHOLDERS OF POWERS SHOP, LLC,

           CERTAIN OF THE UNITHOLDERS OF BUCHANAN ENERGY COMPANY, LLC

                  THE SHAREHOLDERS OF WHITE FLAME ENERGY, INC.,
                              PREMIUM ENERGY, INC.,
             TWIN STAR MINING, INC. AND NICEWONDER CONTRACTING, INC.

                                       AND

                   JPMORGAN CHASE BANK, N.A., AS ESCROW AGENT

                                   DATED AS OF
                                OCTOBER 26, 2005

                                TABLE OF CONTENTS

Section 1.  Appointment of Escrow Agent....................................    3
Section 2.  Deposit........................................................    3
Section 3.  Investment of the Escrow Amount................................    3
Section 4.  Deposits and Disbursements.....................................    4
            (a) Claims for Indemnification.................................    4
            (b) Amendments.................................................    6
            (c) Notices....................................................    6
            (d) Blank Stock Powers; Transfer Agent.........................    6
            (e) Disbursements to the Nicewonder Partie.....................    6
            (f) Confirmation...............................................    6
            (g) Substitution...............................................    7
Section 5.  Automatic Release..............................................    7
            (a) Scheduled Release..........................................    7
            (b) Pending Disputes...........................................    8
            (c) Termination................................................    8
Section 6.  Termination of Escrow..........................................    8
Section 7.  Account Opening Information/Tax Matters........................    9
            (a) Account Opening............................................    9
            (b) Withholding................................................    9
            (c) Responsibility.............................................    9
            (d) Taxable Distributions......................................   10
Section 8.  Scope of Undertaking...........................................   10
Section 9.  Reliance; Liability............................................   10
Section 10. Indemnification................................................   11
Section 11. Compensation and Reimbursement of Expenses.....................   11
Section 12. Wire Transfers.................................................   12
Section 13. Consultation with Legal Counsel................................   12
Section 14. Resignation; Removal...........................................   12
            (a) Resignation................................................   12
            (b) Removal....................................................   13
Section 15. General........................................................   13
            (a) Entire Agreement...........................................   13
            (b) Succession and Assignment..................................   13
            (c) Counterparts...............................................   14
            (d) Headings...................................................   14
            (e) Notices....................................................   14
            (f) Governing Law..............................................   15
            (g) Arbitration................................................   16
            (h) Amendments and Waivers.....................................   16
            (i) No Third-Party Beneficiaries...............................   16
            (j) Severability...............................................   16
            (k) Expenses...................................................   16
            (l) Construction...............................................   17
            (m) Incorporation of Exhibits and Schedules....................   17
            (n) Compliance with Court Orders...............................   17

                                ESCROW AGREEMENT

     This Agreement (as the same may be amended or modified from time to time and including any and all written instructions given to Escrow Agent (as defined below) pursuant hereto, this "Agreement") is entered into effective as of October 26, 2005 by and among (i) Alpha Natural Resources, LLC, a Delaware limited liability company, Alpha Natural Resources, Inc., a Delaware corporation, Premium Energy, LLC, a Delaware limited liability company, Callaway Natural Resources, Inc., a Delaware corporation, Mate Creek Energy, LLC, a Delaware limited liability company, and Virginia Energy Company, LLC, a Delaware limited liability company (together, the "Alpha Parties"), (ii) Mate Creek Energy of W. Va., Inc., a West Virginia corporation ("Mate Creek"), and Virginia Energy Company, a Virginia corporation ("Virginia Energy"), the unitholders of Powers Shop, LLC, a Virginia limited liability company ("Powers Shop"), certain of the unitholders (the "Majority Buchanan Unitholders") of Buchanan Energy Company, LLC, a Virginia limited liability company, listed on the signature page of this Agreement and the shareholders of each of Premium Energy, Inc., a West Virginia corporation ("Premium Energy"), Twin Star Mining, Inc., a West Virginia corporation ("Twin Star"), Nicewonder Contracting, Inc., a West Virginia corporation, ("Nicewonder Contracting") and White Flame Energy, Inc., a West Virginia Corporation ("White Flame") and (iii) JPMorgan Chase Bank, N.A., a national association ("Escrow Agent"). Collectively, Mate Creek, Virginia Energy, the unit holders of Powers Shop, the Majority Buchanan Unitholders, and the shareholders of Premium Energy, Twin Star, Nicewonder Contracting and White Flame shall be referred to in this Agreement as the "Nicewonder Parties." Collectively, the Alpha Parties and the Nicewonder Parties shall be referred to in this Agreement as the "Parties." Capitalized terms used and not otherwise defined in this Agreement have the meanings given to such terms in the Indemnification Agreement dated September 23, 2005 by and among the Nicewonder Parties and the Alpha Parties (the "Indemnification Agreement").

                                    RECITALS

     A. Various of the Alpha Parties and various of the Nicewonder Parties have entered into the Acquisition Agreements pursuant to which the Alpha Parties will acquire from the Nicewonder Parties certain of the assets and equity interests of the Nicewonder Parties.

     B. The Alpha Parties and the Nicewonder Parties have entered into the Indemnification Agreement, pursuant to which the Parties have provided for the terms upon which they will indemnify each other with respect to certain matters relating to the transactions contemplated by the Acquisition Agreements.

     C. Pursuant to Section 2.1 of the Indemnification Agreement, Alpha Natural Resources, Inc. ("Alpha Inc.") is required to deposit 1,914,082 validly issued, fully paid and non-assessable shares of Common Stock, $0.01 par value, of Alpha Inc. ("Alpha Shares") into escrow at the Closing on the terms and subject to the conditions of this Agreement to satisfy certain indemnification and other obligations of the Nicewonder Parties arising under the Indemnification Agreement.

     D. The Alpha Parties and the Nicewonder Parties have requested Escrow Agent to act in the capacity of escrow agent under this Agreement, and Escrow Agent, subject to the terms and conditions of this Agreement, has agreed so to do.

     Now, therefore, in consideration of the premises and the mutual promises made in this Agreement, and in consideration of the representations, warranties, and covenants contained in this Agreement, the Parties agree as follows:

SECTION 1. APPOINTMENT OF ESCROW AGENT.

     Each Party hereby appoints Escrow Agent as the escrow agent under this Agreement and Escrow Agent hereby accepts such appointment, on the terms and subject to the conditions set forth in this Agreement.

SECTION 2. DEPOSIT.

     Simultaneously with the execution of this Agreement and in accordance with
Section 2.1 of the Indemnification Agreement, at the direction of the Nicewonder Parties, the Alpha Parties have deposited with Escrow Agent 1,914,082 validly issued, fully paid and non-assessable shares of Common Stock, $0.01 par value, of Alpha Inc. (the "Original Share Deposit"). Upon receipt of the Original Share Deposit, Escrow Agent will acknowledge receipt and agrees to receive, hold in escrow, invest and reinvest the Escrow Amount, as defined below, in a separate escrow account (the "Escrow Account") in accordance with the terms of this Agreement. Escrow Agent will acknowledge receipt, and agrees to receive, hold in escrow, invest and reinvest any Cash Deposit (as defined below) received by the Escrow Agent in accordance with the terms of this Agreement and such Cash Deposit, if any, shall be held in the Escrow Account. All cash and stock dividends on the Original Share Deposit ("Dividends") and all interest and other earnings on the Cash Deposit, if any ("Interest") shall become a part of the Escrow Amount and shall be held by the Escrow Agent on the terms and subject to the conditions of this Agreement; provided that such Interest (but not the Cash Deposit) shall be distributed to the Nicewonder Parties, at such time, and from time to time, as Sellers Representative (as defined below) shall request in writing. The Original Share Deposit, any Cash Deposit, Dividends and Interest shall be collectively referred to in this Agreement as the "Escrow Amount".

SECTION 3. INVESTMENT OF THE ESCROW AMOUNT.

     During the term of this Agreement, that portion of the Escrow Amount represented by Alpha Shares shall be held in the Escrow Account with JPMorgan Chase Bank, N.A., and such Alpha Shares shall not be sold, transferred, pledged or otherwise disposed of unless Escrow Agent is otherwise instructed in writing by the Alpha Parties and Nicewonder Parties; provided, however, that any Cash Deposit or other cash held in the Escrow Amount shall be held in an interest bearing account with JPMorgan Chase Bank, N.A. ("JPMorgan Money Market Account"), unless otherwise instructed in writing by the Alpha Parties and Nicewonder Parties. Such written instructions, if any, referred to in the foregoing sentence shall specify the type and identity of the investments to be purchased and/or sold, any particular settlement procedures required, if any (which settlement procedures shall be consistent with industry standards and practices), and such other information as Escrow Agent may require. Escrow Agent shall not be liable for failure to invest or reinvest funds absent sufficient written direction. Escrow Agent may use a broker-dealer of its own selection, including a broker-dealer owned by or affiliated with Escrow Agent or any of its affiliates. Escrow Agent or any of its affiliates may receive compensation with respect to any investment directed under this Agreement. It is expressly agreed and understood by the Parties that Escrow Agent shall not in any way whatsoever be liable (except, subject to Section 9 of this Agreement, for its own gross negligence, willful misconduct or bad faith) for any diminution or losses on any investments or reinvestments, including losses from market risks due to premature liquidation or resulting from other actions taken pursuant to this Agreement.

SECTION 4. DEPOSITS AND DISBURSEMENTS.

     (a) Claims for Indemnification.

          (i) Written Claim. At any time and from time to time prior to 5:00 p.m. Eastern Time on October 26, 2007, the Alpha Parties may in good faith give a written Claim for Indemnification to the Nicewonder Parties and to Escrow Agent. The Claim for Indemnification means a written notice asserting a claim under Section 5.2(a) or Section 5.2(b) of the Indemnification Agreement and providing a general description of the Adverse Consequences that the Indemnified Party may suffer, with an estimate of the extent of the dollar amount of Adverse Consequences, but only if such information can reasonably be determined at the time notice is given.

          (ii) Counternotice; Notice Certification. If, prior to 5:00 p.m., Eastern Time, 15 Business Days following receipt by the Nicewonder Parties and Escrow Agent of the Claim for Indemnification (such 15 Business Day period, the "Claim Period"), the Nicewonder Parties give written notice to the Alpha Parties and Escrow Agent disputing such Claim for Indemnification (a "Counternotice"), the Escrow Amount shall be distributed as provided in Section 4(a)(iii) and
Section 4(a)(iv) of this Agreement. If no such Counternotice is given to the Alpha Parties and Escrow Agent within the Claim Period and Alpha Inc. has given Escrow Agent a certification in the form of Exhibit A attached to this Agreement, signed by Alpha Inc., and certifying that the Claim for Indemnification was timely and properly given to the Nicewonder Parties ("Notice Certification"), then, within ten Business Days after the expiration of the Claim Period, Escrow Agent shall pay to Alpha Inc. the amount set forth in such Claim for Indemnification by returning to Alpha Inc. a whole number of Alpha Shares, as determined by Alpha Parties in writing to Escrow Agent, (rounded up or down to the nearest whole Alpha Share) out of the Escrow Amount, which when multiplied by the Closing Price (as defined below) as of the final day of such Claim Period, equals the amount of such Claim for Indemnification. Escrow Agent will not be responsible for determining the Closing Price or the number of Alpha Shares to be released.

          For purposes of this Agreement:

               (A) "Closing Price" means the Weighted Average Daily Trading Price of Alpha Shares on the principal exchange or automated quotation system on which Alpha Shares are listed during the 20 days on which Alpha Shares are traded prior to the date of the determination in question; and

               (B) "Weighted Average Daily Trading Price" for a stated number of trading days shall mean the product of (x) the average of the high and low sales prices for each of such days times (y) the number of shares traded on each such day, all as would be reported in the official compilation of trading information on the principal exchange or automated quotation system on which Alpha Shares are listed, divided by (z) the total number of shares traded during all such days, as reported in the official compilation of trading information on the principal exchange or automated quotation system on which Alpha Shares are listed.

          (iii) Payment of Undisputed Portions. If within the Claim Period, the Nicewonder Parties give a Counternotice that also provides that portions of the Claim for Indemnification are not disputed ("Undisputed Portions"), then, within ten Business Days after the date of such Counternotice, Escrow Agent shall pay to Alpha Inc. the Undisputed Portions by returning to Alpha Inc. a whole number of Alpha Shares, as determined by Alpha Parties and the Sellers Representative in writing to Escrow Agent, (rounded up or down to the nearest whole Alpha Share) out of the Escrow Amount, which when multiplied by the Closing Price as of the date of such Counternotice, equals the amount of such Undisputed Portions. Escrow Agent will not be responsible for determining the Closing Price or the number of Alpha Shares to be released.

          (iv) Disputes. If a Counternotice is properly given with respect to a Claim for Indemnification within the Claim Period, subject to Section 4(a)(iii) of this Agreement with respect to Undisputed Portions, Escrow Agent shall refuse to comply with any demands made upon it with respect to the underlying Claim for Indemnification until it receives joint written instructions of the Alpha Parties and the Nicewonder Parties pursuant to Section 5.8 of the Indemnification Agreement in the form of Exhibit B attached to this Agreement, signed by Alpha Inc. on behalf of the Alpha Parties and the Sellers Representative on behalf of the Nicewonder Parties, instructing Escrow Agent to pay Alpha Inc. the amount of such Claim for Indemnification as determined by a Final Determination by returning to Alpha Inc. a whole number of Alpha Shares, as determined by Alpha Parties and the Sellers Representative in writing to Escrow Agent, (rounded up or down to the nearest whole Alpha Share) out of the Escrow Amount, which when multiplied by the Closing Price as of the date of such Final Determination, equals the amount of such Claim for Indemnification as determined by such Final Determination. In making such payment, Escrow Agent shall not incur any liability to any Party. Escrow Agent may rely and continue to rely conclusively upon such written instructions. Escrow Agent will not be responsible for determining the Closing Price or the number of Alpha Shares to be released.

     (b) Amendments. Within the Claim Period, the Alpha Parties may amend any Claim for Indemnification and the Nicewonder Parties may amend any Counternotice, in each case by giving written notice to the other Party and Escrow Agent.

     (c) Notices.

          (i) Authorized Signers. All notices by either the Alpha Parties or the Nicewonder Parties will be signed by an authorized signer, as shown on Exhibit C to this Agreement.

          (ii) Sellers Representative. Each Nicewonder Party has constituted and appointed David Lester ("Sellers Representative") as its authorized signer and true and lawful attorney-in-fact to act for and on behalf of such Nicewonder Party in all matters relating to or arising out of the Indemnification Agreement and this Agreement, including specifically, but without limitation, receiving all demands and notices on or with respect to the Nicewonder Parties under this Agreement, taking any action or refraining from taking any action as he may deem appropriate and executing and delivering all instruments and documents of every kind incident to or otherwise relating to this Agreement, such Nicewonder Party agreeing to be fully bound by the acts, decisions and agreements of Sellers Representative taken and done pursuant to the authority granted in this Agreement and the Nicewonder Parties hereby confirm all that Sellers Representative shall do or cause to be done by virtue of his appointment as Sellers Representative. The Nicewonder Parties may designate a successor Sellers Representative to discharge the duties outlined above by delivery to the Alpha Parties and the Escrow Agent of written notice in the manner set forth in
Section 15(e) of this Agreement (either signed by the then acting Sellers Representative or Don Nicewonder) naming such successor Sellers Representative. Each such successor Sellers Representative will have all the power, authority, rights and privileges hereby conferred upon the original Sellers Representative, and the term "Sellers Representative" as used in this Agreement shall be deemed to include such successor Sellers Representative.

     (d) Blank Stock Powers; Transfer Agent. Escrow Agent acknowledges receipt of five stock powers duly executed in blank and signature guaranteed from each record holder of the Alpha Shares deposited into the Escrow Account. Escrow Agent is authorized to use such blank stock powers to facilitate all disbursements of the Escrow Amount pursuant to the terms of this Agreement. Alpha Inc. shall provide all reasonable assistance to the Escrow Agent to complete such disbursements, including furnishing Alpha Inc.'s transfer agent with all transfer opinions and other documents necessary to effect such disbursements.

     (e) Disbursements to the Nicewonder Parties. Any disbursement made to the Nicewonder Parties from the Escrow Account pursuant to this Agreement shall be paid to each Nicewonder Party in accordance with the written instructions provided by Sellers Representative to the Escrow Agent.

     (f) Confirmation. Receipt, investment and reinvestment of the Escrow Account shall be confirmed by Escrow Agent as soon as practicable by account statement, and any discrepancies in any such account statement shall be noted by the Parties to Escrow Agent within 30 calendar days after receipt thereof. Failure to inform Escrow Agent in writing of any discrepancies in any such account statement within said 30-day period shall conclusively be deemed confirmation of such account statement in its entirety.

     (g) Substitution.

          (i) Cash Deposit. Pursuant to the terms of this Section 4(g), the Nicewonder Parties may substitute cash (the "Cash Deposit") for Alpha Shares held in the Escrow Account. The Nicewonder Parties shall deliver such Cash Deposit by wire transfer to an account designated by Escrow Agent. Escrow Agent will hold the Cash Deposit in the Escrow Account upon receipt by Escrow Agent of joint written instructions from the Alpha Parties and the Nicewonder Parties (signed by Alpha Inc. on behalf of the Alpha Parties and the Sellers Representative on behalf of the Nicewonder Parties) directing Escrow Agent to
(A) hold the Cash Deposit in the Escrow Account pursuant to the terms of this Agreement and (B) disburse a specified portion of the Alpha Shares from the Escrow Account to the Nicewonder Parties. The number of Alpha Shares to be disbursed by Escrow Agent upon such Cash Deposit shall equal that whole number of Alpha Shares, as determined by Alpha Parties and the Sellers Representative in writing to Escrow Agent, (rounded up or down to the nearest whole Alpha Share), which when multiplied by the Closing Price as of the date of receipt of such joint written instructions, equals the amount of such Cash Deposit. Escrow Agent will not be responsible for determining the Closing Price or the number of Alpha Shares to be released.

          (ii) Form of Disbursement. Except as provided in Section 5(a) of this Agreement, if cash is held in the Escrow Account, a Party entitled to a disbursement may elect to receive the disbursement either in the form of (x) Alpha Shares (valued in the manner set forth in the applicable section of this Agreement) or (y) cash equal to the number of Alpha Shares required to be disbursed multiplied by the Closing Price as of the applicable date of determination, assuming in either case that there are sufficient Alpha Shares or cash in the Escrow Account to facilitate such request. If cash is disbursed from the Escrow Account with respect to a Claim for Indemnification of an Alpha Party, such cash shall be disbursed to the Alpha Party suffering such Adverse Consequences as may be specified by the Alpha Parties in writing to the Escrow Agent.

SECTION 5. AUTOMATIC RELEASE.

     (a) Scheduled Release. Subject to the provisions of this Section 5:

          (i) on January 26, 2007, Escrow Agent shall disburse to the Nicewonder Parties out of the Escrow Amount (A) 1/3 of the difference between the Original Share Deposit and any Alpha Shares disbursed pursuant to Section 4(g) plus (B) 1/3 of the total Cash Deposits, if any; and

          (ii) on April 26, 2007, Escrow Agent shall disburse to the Nicewonder Parties out of the Escrow Amount an additional (A) 1/3 of the difference between the Original Share Deposit and any Alpha Shares disbursed pursuant to Section 4(g) plus (B) 1/3 of the total Cash Deposits, if any (each of clause (i) and (ii), a "Scheduled Release Date");

     provided, however, that in no event shall Escrow Agent disburse any Alpha Shares or Cash Deposit out of the Escrow Amount on a Scheduled Release Date unless Escrow Agent has, prior to the Scheduled Release Date, received joint written instructions of the Alpha Parties and the Nicewonder Parties in the form of Exhibit D attached to this Agreement (signed by Alpha Inc. and the Sellers Representative on behalf of the Nicewonder Parties), certifying that each of the matters described in Section 5.2(b)(vi), (vii) and (viii) of the Indemnification Agreement has been resolved to the satisfaction of the Alpha Parties (the "Release Instructions"). The Release Instructions will also detail the number of Alpha Shares or amount of Cash Deposit that will be released. If the Escrow Agent does not receive the Release Instructions until after a Scheduled Release Date has occurred, the Escrow Agent shall disburse from the Escrow Amount (within 3 Business Days after receipt of the Release Instructions) that number of Alpha Shares and Cash Deposit, if any, that would have been released on any prior Scheduled Release Date.

     (b) Pending Disputes. Notwithstanding anything in Section 5(a) to the contrary, if the Escrow Agent has received the Release Instructions and any Claims for Indemnification are pending as of any Scheduled Release Date, then
(i) the number of Alpha Shares and Cash Deposit, if any, scheduled to be disbursed to the Nicewonder Parties under Section 5(a) shall be reduced (in the proportion that each bears to the total Escrow Amount) by an amount necessary to retain in the Escrow Account a whole number of Alpha Shares, as determined by Alpha Parties and the Sellers Representative in writing to Escrow Agent, (rounded up or down to the nearest whole Alpha Share), which when multiplied by the Closing Price as of the Scheduled Release Date, and added to the remaining Cash Deposit, if any, equals the amount of such pending Claims for Indemnification; (ii) the remaining balance of the Alpha Shares and Cash Deposit, if any, scheduled to be disbursed to the Nicewonder Parties after such retention, if any, will be so disbursed by Escrow Agent (pursuant to joint written instructions in the form of Exhibit B attached to this Agreement); and
(iii) as each such Claim for Indemnification is resolved by a Final Determination, any amount of Alpha Shares and Cash Deposit, if any, scheduled to be disbursed that was retained in the Escrow Account with respect to such Claim for Indemnification shall, after such resolution, be disbursed by Escrow Agent to the Nicewonder Parties, after any disbursement to the Alpha Parties resulting from the Final Determination (pursuant to joint written instructions in the form of Exhibit B attached to this Agreement). The Alpha Parties and the Nicewonder Parties shall furnish to Escrow Agent the joint written instructions required by this Section 5 within five Business Days of the date of such Final Determination and Escrow Agent shall disburse any amounts required under this Section 5 within five Business Days of receipt of such joint written instructions.

     (c) Termination. Notwithstanding anything in this Section 5 to the contrary, on the Termination Date (as defined below), all further disbursements out of the Escrow Amount shall be determined in accordance with Section 6 below.

SECTION 6. TERMINATION OF ESCROW.

     On October 26, 2007 (the "Termination Date"), Escrow Agent shall distribute all of the remaining Escrow Amount to the Nicewonder Parties, unless any Claims for Indemnification are then pending, in which case (i) there shall be retained in the Escrow Account (in the proportion that each form of Escrow Amount bears to the total Escrow Amount) a whole number of Alpha Shares, as determined by Alpha Parties and the Sellers Representative in writing to Escrow Agent, (rounded up or down to the nearest whole Alpha Share), which when multiplied by the Closing Price as of the Termination Date, and added to the remaining Cash Deposit, if any, equals the amount of such pending Claims for Indemnification; (ii) the remaining balance of the Escrow Amount after such retention will be so disbursed by Escrow Agent to the Nicewonder Parties (pursuant to joint written instructions in the form of Exhibit B attached to this Agreement, signed by Alpha Inc. and the Sellers Representative on behalf of the Nicewonder Parties); and (iii) as each such Claim for Indemnification is resolved by a Final Determination, any amount retained with respect thereto that remains in the Escrow Account after such resolution will be disbursed by Escrow Agent to the Nicewonder Parties, after any disbursement to the Alpha Parties resulting from the Final Determination (pursuant to joint written instructions in the form of Exhibit B attached to this Agreement, signed by Alpha Inc. and the Sellers Representative on behalf of the Nicewonder Parties). The Alpha Parties and the Nicewonder Parties shall furnish to Escrow Agent the joint written instructions required by this Section 6 within five Business Days of the date of such Final Determination and Escrow Agent shall disburse any amounts required under this Section 6 within five Business Days of receipt of such joint written instructions. This Agreement shall in any event terminate on the complete disbursement of the Escrow Amount, provided that the provisions of Section 7, Section 10 and Section 11 shall survive the termination of this Agreement.

SECTION 7. ACCOUNT OPENING INFORMATION/TAX MATTERS.

     (a) Account Opening.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

For accounts opened in the US:

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, the Escrow Agent will ask for information that will allow us to identify relevant parties.

     (b) Withholding. Any payments of income from the Escrow Amount shall be subject to withholding regulations then in force with respect to United States taxes. The Parties each represent that it has provided Escrow Agent with its correct Taxpayer Identification Number ("TIN") assigned by the Internal Revenue Service ("IRS") or any other taxing authority.

     (c) Responsibility. In addition, Escrow Agent shall withhold any taxes it deems appropriate and shall remit such taxes to the appropriate authorities. Any tax returns or reports required to be prepared and filed on behalf of or by the Escrow Amount will be prepared and filed by the Alpha Parties or the Nicewonder Parties, as applicable, and the Escrow Agent shall have no responsibility for the preparation and/or filing of any tax return with respect to income earned by the Escrow Amount, if any. In addition, any tax or other payments required to be made pursuant to such tax return or filing will be paid by the Alpha Parties or the Nicewonder Parties, as appropriate. Escrow Agent shall have no responsibility for such payment unless directed to do so by the appropriate authorized Party.

     (d) Taxable Distributions. The Nicewonder Parties and the Alpha Parties agrees that, for purposes of federal and other taxes based on income, the Nicewonder Parties will be treated as the owners of the Escrow Amount, and that the Nicewonder Parties will be responsible for reporting all income, if any, that is earned on, or derived from, its portion of such Escrow Amount, in the taxable year or years in which such income is properly includible and shall pay any taxes attributable thereto (with such tax liability allocated to each Nicewonder Party as the Nicewonder Parties may determine). The Alpha Parties and the Nicewonder Parties agree not to take any position for tax purposes that is inconsistent with the provisions of this Section 7(d).

SECTION 8. SCOPE OF UNDERTAKING.

     Escrow Agent's duties and responsibilities in connection with this Agreement shall be purely ministerial and shall be limited to those expressly set forth in this Agreement. Escrow Agent is not a principal, participant or beneficiary in any transaction underlying this Agreement and shall have no duty to inquire beyond the terms and provisions of this Agreement. Escrow Agent is not required to be familiar with the provisions of any other instrument or agreement, including the Indemnification Agreement and the Acquisition Agreements, and shall not be charged with any responsibility or liability in connection with the observance or non-observance, by any person, of the provisions of any other such instrument or agreement, including the Indemnification Agreement and the Acquisition Agreements. Escrow Agent shall have no responsibility or obligation of any kind in connection with this Agreement or the Escrow Amount other than as provided in this Agreement. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the Parties that Escrow Agent shall not be required to exercise any discretion under this Agreement and, other than pursuant to Section 3, shall have no investment or management responsibility and, accordingly, shall have no duty to, or liability for its failure to, provide investment recommendations or investment advice to any Party. Escrow Agent shall not be liable for any error in judgment, any act or omission, any mistake of law or fact, or for anything it may do or refrain from doing in connection with this Agreement (except for, subject to Section 9, its own willful misconduct, gross negligence or bad faith). It is the intention of the Parties that Escrow Agent shall never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers under this Agreement.

SECTION 9. RELIANCE; LIABILITY.

     Escrow Agent may rely on, and shall not be liable for acting or refraining from acting in accordance with, any written notice, instruction or request or other paper furnished to it in the form required by this Agreement and believed by it to have been signed or presented by the proper Party or Parties. Escrow Agent shall be responsible for holding, investing, reinvesting and disbursing the Escrow Amount pursuant to this Agreement; provided, however, anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action and provided, further, that Escrow Agent shall have no liability for any loss arising from any cause beyond its control, including the following: (a) acts of God, force majeure, including war (whether or not declared or existing), revolution, insurrection, riot, civil commotion, accident, fire, explosion, stoppage of labor, strikes and other differences with employees; (b) the act, failure or neglect of any Party (other than Escrow Agent); (c) any delay, error, omission or default of any mail, courier, telegraph, cable or wireless agency or operator; or (d) the acts or edicts of any Governmental Authorities. Escrow Agent is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Agreement or any part of this Agreement or for the transaction or transactions requiring or underlying the execution of this Agreement, the form or execution of this Agreement or for the identity or authority of any person executing this Agreement or any part of this Agreement or depositing the Escrow Amount. Escrow Agent shall have a lien, which shall be paramount and prior in right of all other persons, upon all monies and other property that shall have been received by it under this Agreement, to secure the payment to it of fees and expenses due to Escrow Agent pursuant to this Agreement.

SECTION 10. INDEMNIFICATION.

     The Nicewonder Parties collectively, on the one hand, and the Alpha Parties collectively, on the other hand, hereby indemnify Escrow Agent, its officers, directors, partners, employees and agents (each herein called an "Indemnified Party") against, and hold each Indemnified Party harmless from 50% of any and all expenses, including reasonable attorneys' fees and court costs, losses, costs, damages and claims, including costs of investigation, litigation and arbitration, tax liability and loss on investments suffered or incurred by any Indemnified Party in connection with or arising from or out of this Agreement (except, subject to Section 9, such acts or omissions as may result from the willful misconduct, gross negligence or bad faith of an Indemnified Party), and such indemnification shall survive the termination of this Agreement.

SECTION 11. COMPENSATION AND REIMBURSEMENT OF EXPENSES.

     The Alpha Parties and the Nicewonder Parties hereby agree to pay Escrow Agent for its services under this Agreement in accordance with Escrow Agent's fee schedule attached as Schedule I as in effect from time to time and to pay all reasonable expenses incurred by Escrow Agent in connection with the performance of its duties and enforcement of its rights under this Agreement and otherwise in connection with the preparation, operation, administration and enforcement of this Agreement, including reasonable attorneys' fees, brokerage costs and related expenses incurred by Escrow Agent. Any such compensation and reimbursement to which Escrow Agent is entitled shall be borne 50% by the Alpha Parties and 50% by the Nicewonder Parties (allocated to each Nicewonder Party as the Nicewonder Parties may determine). In the event such Parties for any reason fail to pay any such fees and expenses as and when the same are due, such unpaid fees and expenses shall be charged to and set-off and paid from the Escrow Amount by Escrow Agent without any further notice; provided that the Alpha Parties or the Nicewonder Parties, as the case may be, shall be entitled to immediate reimbursement from the other Parties for such fees and expenses as are not paid by such other Parties and are set-off and paid from the Escrow Amount.

SECTION 12. WIRE TRANSFERS.

     In the event funds transfer instructions are given (other than in writing at the time of execution of this Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on
Schedule II to this Agreement, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule II, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of the Parties' executive officers, ("Executive Officers"), which shall include the titles of President, Executive Vice President and Vice President, as the Escrow Agent may select. Such "Executive Officer" shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such Executive Officer. The Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Alpha Parties or the Nicewonder Parties to identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the Escrow Amount for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank designated. The parties to this Agreement acknowledge that these security procedures are commercially reasonable.

SECTION 13. CONSULTATION WITH LEGAL COUNSEL.

     Escrow Agent may consult with its counsel or other counsel satisfactory to it concerning any question relating to its duties or responsibilities under or otherwise in connection with this Agreement and shall not be liable for any action taken, suffered or omitted by it in good faith upon the advice of such counsel (except, subject to Section 9, for its own gross negligence, willful misconduct or bad faith).

SECTION 14. RESIGNATION; REMOVAL.

          (a) Resignation. Escrow Agent (and any successor escrow agent) may at any time resign as such by delivering the Escrow Amount to any successor escrow agent jointly designated in writing by the Parties other than the Escrow Agent, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of the appointment of a successor (including a court of competent jurisdiction) or the day which is 30 days after the date of delivery of its written notice of resignation to the other Parties. If at that time Escrow Agent has not received a designation of a successor escrow agent, Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Amount until receipt of a designation of successor escrow agent, a joint written disposition instruction by the Alpha Parties and the Nicewonder Parties, or termination of this Agreement as provided.

     (b) Removal. The Nicewonder Parties and the Alpha Parties may jointly remove the Escrow Agent and terminate this Agreement upon ten days prior notice. Upon such removal and termination, the Escrow Amount (including any interest or other earnings thereon) shall be transferred in accordance with the joint written instructions of the Nicewonder Parties and the Alpha Parties.

SECTION 15. GENERAL.

     (a) Entire Agreement. This Agreement constitutes the entire agreement among the Parties and Escrow Agent and supersedes any prior understandings, agreements, or representations by or among the Parties and Escrow Agent, written or oral, to the extent they relate in any way to the subject matter of this Agreement.

     (b) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and Escrow Agent named in this Agreement and their respective successors and permitted assigns. Neither Party nor Escrow Agent may assign either this Agreement or any of its rights, interests, or obligations under this Agreement without the prior written approval of the other Parties and Escrow Agent; provided, however, that the Alpha Parties may (i) assign any or all of its rights and interests under this Agreement to one or more of their Affiliates, (ii) assign, pledge or mortgage all of its rights and interests under this Agreement to any provider of financing, and any trustee or agent acting on their behalf, as security for the Alpha Parties' or their Affiliates' obligations under all documents and instruments evidencing, guaranteeing or executed by them in connection with any such financing and (iii) designate one or more of their Affiliates to perform their obligations under this Agreement (in any or all of which cases the Alpha Parties nonetheless shall remain responsible for the performance of all of its obligations under this Agreement). At the time of any assignment or designation, the Alpha Parties shall inform Escrow Agent and the Nicewonder Parties of such assignee or designee pursuant to this Section 15(b) by delivery to Escrow Agent and the Nicewonder Parties of written notice in the manner set forth in Section 15(e) of this Agreement (signed by Alpha Inc.) and such notice shall specify (w) such assignees or designees, (x) those rights and interests assigned, (y) the authorized signers of such assignee or designee to be shown on Exhibit C to this Agreement and the authority that such authorized signers will have pursuant to this Agreement, and (z) the persons designated by such assignee or designee for telephone call-back confirmations to be shown on Schedule II and the authority that such persons will have pursuant to this Agreement. A material change in the ownership of (a) Alpha Natural Resources, Inc. (other than as the result of trading of its common stock on the New York Stock Exchange, Inc. or an underwritten offering of its common stock) or (b) an Affiliate of the Alpha Parties designated to perform the Alpha Parties' obligations under this Agreement or hold any portion of the Business (other than the transfer to a direct or indirect wholly owned Subsidiary of Alpha Natural Resources, LLC) shall be deemed an assignment for purposes of this Agreement. A reference to any Party to this Agreement or another agreement or document or the Escrow Agent includes the Party's (or the Escrow Agent's) successors and assigns.

     (c) Counterparts. This Agreement and any certificate, instructions, instrument, agreement or other document required to be provided under this Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

     (d) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (e) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given when (i) delivered by hand (with written confirmation of receipt) or by facsimile transmission (with confirmation received by the sender), (ii) two Business Days (as defined below) after sent by registered or certified mail, return receipt requested, postage prepaid, or (iii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses set forth below:

     If to Nicewonder Parties:

     Don Nicewonder
     148 Bristol East Road
     Bristol, VA 24201
     Attention: Don Nicewonder
     Facsimile: (276) 466-6139

     With a copy to:

     David Lester
     148 Bristol East Road
     Bristol, VA 24201
     Attention: David Lester
     Facsimile: (276) 466-6139

     With a copy to:

     Jones & Associates
     P.O. Box 1989
     Charleston, West Virginia 25327
     Attention: E. Forrest Jones, Jr., Esq.
     Facsimile No.: (304) 345-2456

     If to the Alpha Parties:

     Alpha Natural Resources, LLC
     406 West Main Street
     Abingdon, Virginia 24210
     Attention: Kevin S. Crutchfield
     Facsimile: (276) 628-2951

     With copies to:

     Alpha Natural Resources, LLC
     406 West Main Street
     Abingdon, Virginia 24210
     Attention: Vaughn R. Groves, Esq.
     Facsimile: (276) 628-2951

     Bartlit Beck Herman Palenchar & Scott LLP
     1899 Wynkoop Street, Suite 800
     Denver, Colorado 80202
     Attention: James L. Palenchar, Esq.
     Facsimile: (303) 592-3140

     If to Escrow Agent:

     JPMorgan Chase Bank, N.A.
     600 Travis Street, 53rd Floor
     Houston, Texas 77002
     Attention: Ruth Chipongian
     Facsimile: (713) 216-6927

Any Party or the Escrow Agent may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party or the Escrow Agent may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties and Escrow Agent notice in the manner set forth in this Agreement. "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

     (f) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the Commonwealth of Virginia without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Virginia.

     (g) Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement (a "Dispute") shall be settled by binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA") except as otherwise provided in this Section 15(g). Any such Dispute shall be arbitrated on an individual basis, and shall not be consolidated in any arbitration with any dispute, claim or controversy of any other party. The arbitration shall be conducted in Abingdon, Virginia, and any court having jurisdiction thereof may immediately issue judgment on the arbitration award. All costs of the Dispute resolution process contemplated by this Section 15(g) (including, without limitation, the fees arbitrator, but exclusive of attorneys' fees) shall be borne by the Person who is the least successful in such process, which shall be determined by comparing (x) the position asserted by each Person on all disputed matters taken together to (y) the final decision of the arbitrator on all disputed matters taken together. The Parties and Escrow Agent agree that the arbitration provided for in this Section 15(g) shall be the exclusive means to resolve all Disputes. If a Dispute arises between Alpha Parties and Nicewonder Parties, Escrow Agent will not be responsible for choosing an Arbitrator.

     (h) Amendments and Waivers. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of Escrow Agent, the Alpha Parties and the Sellers Representative. No waiver by any Party or Escrow Agent of any provision of this Agreement of any default, misrepresentation, or breach of warranty or covenant under this Agreement, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party or Escrow Agent making such waiver, nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant under this Agreement or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (i) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties, Escrow Agent and their respective successors and permitted assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and Escrow Agent, their respective successors in interest and assignees and no third party shall have any interest in the Escrow Amount.

     (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (k) Expenses. Except as otherwise provided in this Agreement including paragraph 10, each Party will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated by this Agreement.

     (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and Escrow Agent and no presumption or burden of proof shall arise favoring or disfavoring any Party and Escrow Agent by virtue of the authorship of any of the provisions of this Agreement. All references in this Agreement to articles, sections or subdivisions thereof shall refer to the corresponding article, section or subdivision thereof of this Agreement unless specific reference is made to such articles, sections, or subdivisions of another document or instrument. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" means including without limitation.

     (m) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated in this Agreement by reference and made a part of this Agreement.

     (n) Compliance with Court Orders. In the event that any portion of the Escrow Amount shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the date first above written.

                                        NICEWONDER PARTIES:

                                        MATE CREEK ENERGY OF W. VA., INC.


                                        By: Kenneth Donald "Don" Nicewonder
                                            ------------------------------------
                                        Title: President

                                        VIRGINIA ENERGY COMPANY


                                        By: Kenneth Donald "Don" Nicewonder
                                            ------------------------------------
                                        Title: President

                                        /s/ Kenneth Donald "Don" Nicewonder
                                        ----------------------------------------
                                        KENNETH DONALD "DON" NICEWONDER

                                        /s/ Kenneth R. Nicewonder
                                        ----------------------------------------
                                        KENNETH R. NICEWONDER

                                        /s/ John Kevin Nicewonder
                                        ----------------------------------------
                                        JOHN KEVIN NICEWONDER

                                        /s/ Kim Nicewonder Johnson
                                        ----------------------------------------
                                        KIM NICEWONDER JOHNSON

                                        /s/ David Lester
                                        ----------------------------------------
                                        DAVID LESTER

                                        MAJORITY BUCHANAN UNITHOLDERS:


                                        /s/ J.D. Nicewonder
                                        ----------------------------------------
                                        J.D. Nicewonder

                                        /s/ Paul Chaney
                                        ----------------------------------------
                                        Paul Chaney

                                        /s/ E. H. Lester
                                        ----------------------------------------
                                        E. H. Lester

                                        E. H. LESTER CHARITABLE INCOME TRUST II


                                        By: Edsel H. Lester
                                            ------------------------------------
                                        Title: Attorney-in-Fact under Power of
                                               Attorney dated February 4, 1998,
                                               for Paige G. Lester, Trustee

                                        TRI-CITIES INVESTMENTS, A VIRGINIA
                                        GENERAL PARTNERSHIP

                                        By: Tri-Cities Investments, Inc.,
                                            its general partner


                                        By: /s/ David Lester
                                            ------------------------------------
                                        Title: President

                                        /s/ F.D. Robertson
                                        ----------------------------------------
                                        F.D. Robertson

                                        ALPHA PARTIES:

                                        ALPHA NATURAL RESOURCES, LLC


                                        By: /s/ Vaughn R. Groves
                                            ------------------------------------
                                        Title: Vice President

                                        ALPHA NATURAL RESOURCES, INC.


                                        By: /s/ Vaughn R. Groves
                                            ------------------------------------
                                        Title: Vice President

                                        PREMIUM ENERGY, LLC


                                        By: /s/ Vaughn R. Groves
                                            ------------------------------------
                                        Title: Vice President

                                        CALLAWAY NATURAL RESOURCES, INC.


                                        By: /s/ Vaughn R. Groves
                                            ------------------------------------
                                        Title: Vice President

                                        MATE CREEK ENERGY, LLC


                                        By: /s/ Vaughn R. Groves
                                            ------------------------------------
                                        Title: Vice President

                                        VIRGINIA ENERGY COMPANY, LLC


                                        By: /s/ Vaughn R. Groves
                                            ------------------------------------
                                        Title: Vice President

                                        ESCROW AGENT:

                                        JPMORGAN CHASE BANK, N.A.


                                        By: /s/ Greg Campbell
                                            ------------------------------------
                                        Title: Vice President